UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 11, 2012
Date of Report (Date of earliest event reported)

FOX PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52721	27-1885936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Eighth Avenue, Suite 401 New York, New York 10018	10018
(Address of principal executive offices)	(Zip Code)

(212) 560-5195
Registrant’s telephone number, including area code

545 Eighth Avenue, Suite 401
New York, New York 10018
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets;

Fox Petroleum completed its acquisition of both Renfo Energy LLC, and Cameron Parish Pipelines LLC. The company amended its original sale and purchase agreement and both companies were acquired for a combined, thirty million (30,000,000) shares of restricted common stock of the issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX PETROLEUM INC.

DATE: January 12, 2012
/s/James Renfro
Name: James Renfro Title: President